For Immediate Release Friday, August 4, 2000	For Further Information: Jeff Francis, President and CEO Terri Liutkus, Treasurer and CFO 330/726-3396 - phone 330/758-1356 - fax

FFY Financial Corp. Reports FY2000 Net Income of $7.4 Million
$1.12 Annual Earnings Per Diluted Share

Youngstown, Ohio August 4, 2000 - FFY Financial Corp. (NASDAQ: FFYF) announced net income of $7.4 million, or $1.12 per diluted share for its fiscal year ended June 30, 2000 and net income of $1.6 million, or $.24 per diluted share for its fourth quarter ended June 30, 2000. Fourth quarter 2000 performance included $329,000 in pre-tax expenses related to the pending merger of equals with First Place Financial Corp. Net income for the fiscal year ended June 30, 2000, excluding merger expenses, totaled $7.6 million, or $1.16 per diluted share and represented a 6% decline in net income and 5% increase in earnings per diluted share compared to fiscal year 1999 net income of $8.1 million, or $1.11 per diluted share. Net income for the fourth quarter ended June 30, 2000, excluding merger expenses, totaled $1.8 million, or $.28 per diluted share and represented a 13% decline in net income and 7% decline in earnings per diluted share compared to fourth quarter 1999 net income of $2.1 million, or $.30 per diluted share.

Performance ratios, excluding merger expenses, were as follows:

	Quarter ended June 30, 2000	Year ended June 30, 2000
Return on average assets Return on average equity Operating expense to average assets Efficiency ratio	1.08% 11.29% 1.89% 54.51%	1.14% 11.68% 1.87% 52.63%

Assets totaled $674.5 million at June 30, 2000, a decline of $1.2 million from $675.7 million at June 30, 1999. The decline in assets was the result of a $32.2 million, or 17% decline in the securities portfolio from maturities, sales proceeds and a decline in market value related to the current interest rate environment. The securities portfolio totaled $158.1 million at June 30, 2000. The decline in the securities portfolio was partially offset by a $30.4 million, or 7% increase in loans receivable, which totaled $484.7 million at June 30, 2000.

Deposits totaled $446.0 million at June 30, 2000, a decline of $11.3 million, or 2% during the fiscal year due to a decline in certificate and passbook accounts partially offset by growth in money market accounts. The decline in deposits was primarily funded with borrowings, which increased $14.0 million, or 17% during the fiscal year and totaled $96.8 million at June 30, 2000.

At its meeting on July 18, 2000, the Company's board of directors approved its regular quarterly dividend of 12.5 cents per share. The dividend will be paid on August 10, 2000 to shareholders of record on July 31, 2000.

On May 24, 2000, the Company announced that it had entered into a merger of equals agreement with First Place Financial Corp. (NASDAQ: FPFC) creating the largest financial institution to be based in the Mahoning Valley with assets of $1.7 billion and 35 locations. Pending approval by the Office of Thrift Supervision and shareholders, closing is expected by the end of calendar year 2000 with integration to be completed shortly afterwards.

On January 18, 2000, the Company announced a stock repurchase program to buyback up to $3.0 million of the Company's common stock in open market transactions over a twelve month period beginning on January 25, 2000. To date, the Company has repurchased shares totaling $1.8 million. Since completing its conversion to a publicly owned stock company on June 28, 1993, the Company has repurchased 7.3 million shares, returning $88.1 million to stockholders.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
FFY FINANCIAL CORP. AND SUBSIDIARIES
Selected Consolidated Financial Condition Data: ($ in thousands)	June 30, 2000	June 30, 1999	% Change

Total assets
Loans receivable, net
Loans available for sale
Allowance for loan losses
Non-performing assets
Securities available for sale
Deposits
Short-term repurchase agreements(1)
Long-term repurchase agreements(1)
Short-term borrowed funds
Long-term borrowed funds
Stockholders' equity

	$674,475 484,517 171 2,659 3,392 158,136 446,049 6,938 51,300 17,500 79,280 65,195	$675,691 453,839 442 2,645 2,356 190,326 457,343 6,618 51,300 22,800 60,000 70,117	0% 7% NM 1% 44% -17% -2% 5% 0% -23% 32% -7%

	Three months ended June 30,			Year ended June 30,
Selected Consolidated Operations Data: ($ in thousands except per share amounts)	2000	1999	% Change	2000	1999	% Change
Total interest income Total interest expense	$12,624 7,385	$12,297 6,539	3% 13%	$ 49,796 28,123	$ 49,084 26,515	1% 6%
Net interest income Provision for loan losses	5,239 135	5,758 114	-9% 18%	21,673 476	22,569 494	-4% -4%
Net interest income after provision for loan losses Service charges Gain on sale of securities Gain on sale of loans Other non-interest income Total non-interest expense	5,104 299 0 71 166 (3,494)	5,644 264 91 129 179 (3,182)	-10% 13% NM -45% -7% 10%	21,197 1,106 46 234 639 (12,835)	22,075 897 203 720 730 (12,495)	-4% 23% -77% -68% -12% 3%
Income before income taxes and minority interest	2,146	3,125	-31%	10,387	12,130	-14%
Income tax expense Minority interest in income (loss) of consolidated subsidiaries	601 (12)	1,037 12	-42% NM	3,048 (21)	4,083 (93)	-25% -77%
Net income	$ 1,557	$ 2,076	-25%	$ 7,360	$ 8,140	-10%
Basic earnings per share	$ 0.25	$ 0.31	-19%	$ 1.15	$ 1.15	0%
Diluted earnings per share	$ 0.24	$ 0.30	-20%	$ 1.12	$ 1.11	1%
Cash dividends declared per share	$ 0.125	$0.1125	11%	$ 0.50	$ 0.45	11%

(1) -	Securities sold under agreements to repurchase.
NM -	Not a meaningful measure of performance.

FFY FINANCIAL CORP. AND SUBSIDIARIES
	Three months ended June 30,				Year ended June 30,
Selected Financial Ratios and Other Data:	2000		1999		2000	1999

Performance Ratios:
  Return on average assets (1)
  Return on average equity (2)
  Interest rate spread information:
    Average during period (3)
    End of period (3)
  Net interest margin (3) (4)
  Operating expense to average assets
  Efficiency ratio (5)
  Dividend payout ratio (6)

	0.93% 9.69% 2.87% 2.66% 3.40% 2.09% 60.21% 52.08%	(7) (7) (7) (7) (7)	1.24% 11.46% 3.16% 2.99% 3.64% 1.90% 49.98% 37.50%	(7) (7) (7) (7) (7)	1.10% 11.28% 2.97% 2.66% 3.46% 1.92% 54.02% 44.64%	1.23% 10.26% 3.08% 2.99% 3.62% 1.88% 49.84% 40.54%
Quality Ratios (end of period): Non-performing assets to total assets Allowance for loan losses to non-performing assets Allowance for loan losses to gross loans outstanding	0.50% 78.39% 0.54%		0.35% 112.27% 0.58%		0.50% 78.39% 0.54%	0.35% 112.27% 0.58%

Capital Ratios:
  Equity to total assets at end of period
  Average equity to average assets
  Book value per share
  Tangible book value per share
  Change in book value and tangible book     value per share due to SFAS No. 115
  Ratio of average interest-earning assets to
    average interest-bearing liabilities

	9.67% 9.60% $ 9.70 $ 9.56 $(0.95) 1.10x		10.38% 10.82% $ 9.85 $ 9.81 $(0.40) 1.12x		9.67% 9.76% $ 9.70 $ 9.56 $(0.95) 1.10x	10.38% 11.96% $ 9.85 $ 9.81 $(0.40) 1.13x

(1) -	Ratio of net income to average total assets.
(2) -	Ratio of net income to average equity.
(3) -	Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 34%.
(4) -	Net interest income divided by average interest earning assets - calculated without consideration of the unrealized gain/loss on securities available for sale.
(5) -	Ratio is calculated without consideration to goodwill amortization and gain on sale of securities.
(6) -	Cash dividends declared per share divided by diluted earnings per share.
(7) -	Annualized.